EXHIBIT 32(a)
Xerox Holdings Corporation

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Form 10-Q of Xerox Holdings Corporation, a New York corporation (the “Company”), for the quarter ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Giovanni Visentin, Vice Chairman and Chief Executive Officer of the Company, and William F. Osbourn, Jr., Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ GIOVANNI VISENTIN
Giovanni Visentin Chief Executive Officer
August 6, 2019

/S/ WILLIAM F. OSBOURN, JR.
William F. Osbourn, Jr. Chief Financial Officer
August 6, 2019

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by § 906 has been provided to Xerox Holdings Corporation and will be retained by Xerox Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.